Exhibit 99.2

Unaudited Financial Statements for the Nine Month Period Ended September 30, 2006

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and Due from Banks	$2,640	$2,434
Federal Funds Sold	3,108	385
Cash and Cash Equivalents	5,748	2,819
Interest-Bearing Deposits with Other Banks	671	495
Investment Securities	11,807	11,092
Federal Home Loan Bank Stock, at Cost	440	294
Loans	51,568	51,239
Allowance for Loan Losses	(751)	(699)
Loans, net	50,817	50,540
Premises and Equipment, net	2,122	2,209
Other Assets	748	752
Total Assets	$72,353	$68,201
LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-Bearing Deposits	$12,794	$11,812
Interest-Bearing Deposits	45,916	44,940
Total Deposits	58,710	56,752
Borrowings	5,250	3,750
Other Liabilities	445	384
Stockholders’ Equity
Common Stock, Par Value $4 Per Share; Authorized 2,000,000 Shares; Issued 713,846 Shares	2,855	2,855
Surplus	2,828	2,820
Undivided Profits	2,374	1,776
Accumulated Other Comprehensive Loss	(109)	(136)
Total Stockholders’ Equity	7,948	7,315
Total Liabilities and Stockholders’ Equity	$72,353	$68,201

The accompanying notes are an integral part of these condensed balance sheets.

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED STATEMENTS OF INCOME
FOR THREE MONTHS ENDED SEPTEMBER 30
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	2006	2005
INTEREST INCOME
Loans, Including Fees	$1,225	$942
Federal Funds Sold	24	22
Deposits with other Banks	8	5
Investment Securities
Taxable	76	62
Tax-Exempt	47	33
	1,380	1,064
INTEREST EXPENSE
Deposits	409	290
Other	70	29
	479	319
Net Interest Income	901	745
Provision for Loan Losses	15	15
Net Interest Income After Provision for Loan Losses	886	730
NONINTEREST INCOME
Service Charges on Deposits	112	106
ATM Fee Income	30	30
Other	30	29
Securities Gains	1	—
	173	165
NONINTEREST EXPENSE
Salaries & Employee Benefits	323	301
Occupancy & Equipment Expense	68	79
Other Operating Expense	201	179
	592	559
Income Before Income Taxes	467	336
Income Taxes	159	108
Net Income	$308	$228
Basic Earnings Per Share	$0.43	$0.32
Diluted Earnings Per Share	$0.43	$0.32
Dividends Per Share	$0.00	$0.00
Weighted Average Common Shares Outstanding	713,846	713,846
Weighted Average Common and Common Equivalent Shares Outstanding	722,625	721,077

The accompanying notes are an integral part of these condensed financial statements.

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
FOR THREE MONTHS ENDED SEPTEMBER 30
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	2006	2005
Net Income	$308	$228
Other Comprehensive Income, Net of Tax Unrealized Gains (Losses) on Securities	90	(8)
Comprehensive Income	$398	$220

The accompanying notes are an integral part of these condensed financial statements.

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED STATEMENTS OF INCOME
FOR NINE MONTHS ENDED SEPTEMBER 30
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	2006	2005
INTEREST INCOME
Loans, Including Fees	$3,373	$2,626
Federal Funds Sold	61	55
Deposits with Other Banks	22	13
Investment Securities
Taxable	220	202
Tax-Exempt	139	89
	3,815	2,985
INTEREST EXPENSE
Deposits	1,110	786
Other	166	71
	1,276	857
Net Interest Income	2,539	2,128
Provision for Loan Losses	45	45
Net Interest Income After Provision for Loan Losses	2,494	2,083
NONINTEREST INCOME
Service Charges on Deposits	307	311
ATM Fee Income	91	86
Other	74	103
Securities Gains	2	8
	474	508
NONINTEREST EXPENSE
Salaries & Employee Benefits	989	914
Occupancy & Equipment Expense	204	222
Other Operating Expense	561	559
	1,754	1,695
Income Before Income Taxes	1,214	896
Income Taxes	401	290
Net Income	$813	$606
Basic Earnings Per Share	$1.14	$0.85
Diluted Earnings Per Share	$1.13	$0.84
Dividends Per Share	$0.30	$0.25
Weighted Average Common Shares Outstanding	713,846	713,846
Weighted Average Common and Common Equivalent Shares Outstanding	722,383	720,870

The accompanying notes are an integral part of these financial statements.

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
FOR NINE MONTHS ENDED SEPTEMBER 30
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	2006	2005
Net Income	$813	$606
Other Comprehensive Income, Net of Tax
Unrealized Gains (Losses) on Securities	27	(39)
Reclassification Adjustment	(1)	(5)
	26	(44)
Comprehensive Income	$839	$562

The accompanying notes are an integral part of these financial statements.

FIRST COMMUNITY BANK OF GEORGIA
CONDENSED STATEMENTS OF CASH FLOWS
FOR NINE MONTHS ENDED SEPTEMBER 30
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	2006	2005
Cash Provided by Operations	$1,065,795	$795
Cash Flows from Investing Activities
Interest-Bearing Deposits with Other Banks	(176)	487
Investment Securities Available for Sale
Sales	—	960
Purchases	(2,159)	(1,757)
Maturities, Calls and Paydowns	1,462	597
Purchases of Federal Home Loan Bank Stock	(146)	(49)
Loans to Customers, Net	(517)	(2,975)
Proceeds from Sale of Other Real Estate	171	175
Purchase of Premises and Equipment	(15)	(92)
	(1,380)	(2,654)
Cash Flows from Financing Activities
Interest-Bearing Customer Deposits	982	1,029
Nointerest-Bearing Customer Deposits	976	1,729
Borrowings	1,500	900
Dividends Paid to Stockholders	(214)	(178)
	3,244	3,480
Net Increase in Cash and Cash Equivalents	2,929	1,621
Cash and Cash Equivalents, Beginning	2,819	3,718
Cash and Cash Equivalents, Ending	$5,748	$5,339

The accompanying notes are an integral part of these statements.

FIRST COMMUNITY BANK OF GEORGIA
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

(1)         Basis of Presentation

First Community Bank of Georgia (FCB) is a state-chartered commercial bank with the main office located in Roberta, Georgia. FCB received approval from the State Department of Banking and Finance on October 6, 1997 and began banking operations on June 15, 1998.

The accounting and reporting policies of FCB conform to generally accepted accounting principles and practices utilized in the commercial banking industry.

The financial information included herein is unaudited; however, such information reflects all adjustments that are, in the opinion of management, necessary to fairly state the financial position and results of operations for the interim periods presented.

(2)         Critical Accounting Policies

We have adopted various accounting policies which govern the application of accounting principles generally accepted in the United States in the preparation of our financial statements. Our significant accounting policies are described in the notes to the financial statements at December 31, 2005 as filed on our annual report on Form 10-KSB. Certain accounting policies involve significant judgments and assumptions by us which have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Because of the nature of the judgments and assumptions we make, actual results could differ due to these judgments and estimates which could have a major impact on our carrying values of assets and liabilities and our results of operations.

We believe the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our financial statements. Refer to the portion of this discussion that addresses our allowance for loan losses for a description of our processes and methodology for determining our allowance for loan losses.

(3)         Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No.155 simplifies accounting for certain hybrid instruments currently governed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” by allowing fair value measurement of hybrid instruments that contain an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the guidance in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” which provides such beneficial interest are not subject to SFAS No. 133. SFAS No. 155 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a Replacement of FASB Statement No. 125,” by eliminating the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. FCB does not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

In March 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 156 “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value: however, an entity may elect the “amortization method” or “fair value method” for subsequent balance sheet reporting periods. SFAS No. 156 is effective as of an entity’s first fiscal year beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of the fiscal year. FCB does not expect the adoption of this statement to have a material impact on our financial condition, results of operation or cash flows.

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” This pronouncement, which will be effective for FCB in fiscal 2007, clarifies accounting for income tax positions that are either: (1) complex, and therefore, subject to varied interpretation, or (2) controversial. Management does not expect this pronouncement to have a significant impact on FCB’s financial position or results of operations in fiscal 2007.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements (SFAS 157).” SFAS 157 enhances existing guidance for measuring assets and liabilities using fair value. Prior to the issuance of SFAS 157, guidance for applying fair value was incorporated in several accounting pronouncements. SFAS 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS 157, fair value measurements are disclosed by level within that hierarchy. While SFAS 157 does not add any new fair value measurements, it does change current practice. Changes to practice include: (1) a requirement for an entity to include its own credit standing in the measurement of its liabilities; (2) a modification of the transaction price presumption; (3) a prohibition on the use of block discounts when valuing large blocks of securities for broker-dealers and investment companies; and (4) a requirement to adjust the value of restricted stock for the effect of the restriction even if the restriction lapses within one year. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interm periods within those fiscal years. The adoption of this standard is not expected to have a material effect on FCB’s results of operations or financial position.

In September 2006, the FASB issued No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106 and 132R.” This Statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with public traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The adoption of this standard is not expected to have an effect on FCB’s results of operations or financial position.

(4)         Earnings Per Share

FCB reports basic and fully diluted earnings per share (EPS) under Statement of Financial Accounting Standards (SFAS) 128. Basic EPS excludes any dilutive effects of options, warrants and convertible securities. The following presents earnings per share for the three and nine months ended September 30, 2006 under the requirements of SFAS 128:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Basic Earnings Per Share
Net Gain Per Common Share	$.43	$1.14
Weighted Average Common Shares	713,846	713,846
Diluted Earnings Per Share
Net Gain Per Common Share	$.43	$1.13
Weighted Average Common Shares	722,625	722,383

(5)         Stock Compensation

FCB adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-based Payment (FAS 123R) on January 1, 2006 using the modified prospective transition method. Under the modified prospective transition method, awards that are granted, modified or settled beginning at the date of adoption will be measured and accounted for in accordance with FAS 123R. In addition, expense is recognized in the statement of income for unvested awards that were granted prior to the date of adoption based on the fair value of the award as determined at the grant date. The financial statements as of and for the three and nine months ended September 30, 2006 reflect $8,158 additional compensation expense as a result of implementing FAS 123R.

Prior to the adoption of FAS 123R, FCB applied the existing accounting rules under APB Opinion No. 25, which provided that no compensation expense was charged for options granted at an exercise price equal to the market value of the underlying common stock on the date of the grant. If the fair value recognition provisions of FAS 123R had been applied to stock-based compensation for nine months ended September 30, 2005, FCB’s pro forma net income and earnings per share would have been as follows:

Period Ending September 30, 2005
Net Income
As Reported	$606,235
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	5,385
Pro Forma	$600,850
Earnings Per Share
Basic:
As Reported	$0.85
Pro Forma	$0.84
Diluted:
As Reported	$0.84
Pro Forma	$0.83

The Company utilizes a valuation model to determine the fair value stock options on the date of grant. The model derives the fair value of stock options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rate and dividend yield. No stock options were granted during the period ended September 30, 2006.

(6)         Merger Agreement

On September 15, 2006, FCB signed a definitive agreement to be acquired by Atlantic Southern Financial Group, Inc. (“Atlantic Southern”), the bank holding company for Atlantic Southern Bank, which is headquartered in Macon, Georgia. Atlantic Southern had approximately $547 million in assets, $450 million in loans, $455 million in deposits, and $50 million in stockholders’ equity as of September 30, 2006. Atlantic Southern Bank operates five branches in Bibb, Houston, and Chatham Counties, Georgia. FCB will merge into Atlantic Southern Bank. The transaction is valued at approximately $16.46 million and is expected to be completed during the first quarter of 2007, subject to regulatory approval, the approval of FCB shareholders, and other customary closing conditions. The merger consideration will consist of 548,634 shares of Atlantic Southern common stock; FCB shareholders will receive 0.742555 shares of Atlantic Southern common stock for each share of FCB common stock.

The Merger Agreement contains termination rights for both FCB and Atlantic Southern and further provides that, upon termination of the Merger Agreement under specified circumstances, FCB may be required to pay Atlantic Southern a cash termination fee of $800,000.